UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported):
August 2, 2010

MEDPRO SAFETY PRODUCTS, INC.
(Exact Name of Registrant as Specified in its Charter)

Nevada	000-52077	91-2015980
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employee Identification No.)

817 Winchester Road, Suite 200
Lexington, KY 40505
(Address of Principal Executive Offices) (Zip Code)
(859) 225-5375
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07        Submission of Matters to a Vote of Security Holders

MedPro Safety Products, Inc. held its annual meeting of stockholders on Monday, August 2, 2010.  The sole matter voted upon was the election of directors.  In addition to the Company’s six incumbent directors, who were all re-elected, Carl Kleidman was elected as a director of the Company.

Mr. Kleidman is Managing Director of Investments of Vision Capital Advisors LLC, a hedge fund manager with over $750 million of assets under management.  Before joining Vision in November 2007, Mr. Kleidman served as a Managing Director at Centrecourt Asset Management from January to November 2007, and at ComVest Investment Partners from 2002 through 2005.  He has also served as Head of Investment Banking at Commonwealth Associates and Barington Capital Group, and was a partner at the law firm of Shea and Gould.  Mr. Kleidman is a director of Novaray Medical, Inc., a medical imaging company.

The final number of votes cast with respect to each director is set forth below:

Nominee	Votes For	Votes Withheld
Ernest L. Fletcher	8,943,038	200
Carl Kleidman	8,943,038	200
Warren Rustand	8,943,238	0
Walter W. Weller	8,942,938	300
W. Leo Kiely III	8,940,538	2,700
Gary A. Peterson	8,943,238	0
W. Craig Turner	8,943,238	0

There were no abstentions or broker non-votes.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.
MEDPRO SAFETY PRODUCTS, INC.

Dated: August 4, 2010	By:	/s/ Marc T. Ray
Marc T. Ray
Vice President-Finance and Chief Financial Officer